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                                                                    EXHIBIT 10.9

                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "Agreement") is made and entered into AS of July 31, 2002, by and among Wellcare Holdings, LLC, a Delaware limited liability company (the "Company"), and Kiran C. Patel, M.D., Pradip C. Patel and Rupesh Shah, each a resident of the State of Florida (each an "Investor" and collectively the "Investors").

                                    RECITALS

         A. Pursuant to that certain Purchase Agreement, dated as of May 17, 2002 (the "Purchase Agreement"), by and among Well Care HMO, Inc., HealthEase of Florida, Inc., Comprehensive Health Management, Inc., Comprehensive Health Management of Florida, L.C. (collectively, the "Well Care Group"), the Company, the Investors and the other parties named therein, each of the Investors is being transferred warrants to purchase Class B Common Units (as herein defined) as set forth therein as partial consideration for the sale of such Investor's shares of capital stock of and/or other equity securities in the Well Care Group.

         B. The execution and delivery of this Agreement by the Company is a condition precedent to the obligations of the Investors and the Company to consummate the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Class A Common Units" means the Company's Class A Common Units (as such term is defined in the LLC Agreement).

         "Class B Common Units" means the Company's Class B Common Units (as such term is defined in the LLC Agreement).

         "Class C Common Units" means the Company's Class C Common Units (as such term is defined in the LLC Agreement).

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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         "Common Units" means collectively, the Class A Common Units, Class B
Common Units, Class C Common Units and any other equity of the Company (or its successors) hereafter authorized which is not limited to a fixed sum or percentage of par value or stated value in respect to the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities, including any common equity securities of any successor entity of the Company issued pursuant to a transaction of the type described in Section 12.16 of the LLC Agreement.

         "Company" is as defined in the preamble hereof, and shall also include any affiliate or subsidiary of the Company in which the Investors are issued equity securities pursuant to Section 12.16 of the LLC Agreement.

         "Equity and Warrant Agreement" means the Equity and Warrant Agreement, dated AS of the date hereof, by and among the Company and the Investors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

         "Holder" means any Investor holding Registrable Securities.

         "Initial Public Offering" shall mean the initial public offering of equity securities of the Company or any of its subsidiaries or affiliates, as described in Section 12.16 of the LLC Agreement.

         "Investor Non-Recourse Promissory Note" means any non-recourse promissory note issued by any Investor or any other holder of a Warrant to the Company as payment of any or all of the Exercise Price (as such term is defined in the Equity and Warrant Agreement).

         "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended from time to time.

         "New Securities" shall mean any Units of the Company, including Common Units and any series of Preferred Units, whether now authorized or not, and rights, options or warrants to purchase said Common Units or Preferred Units, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Units or Preferred Units; provided, however, that such term shall not include Units issued or issuable: (i) upon conversion of Preferred Units; (ii) to employees, officers, directors or consultants of the Company or any of its subsidiaries pursuant to any stock or unit option, stock or unit grant, stock or unit purchase or similar plans and/or arrangements, the primary purpose of which are not to raise additional equity capital for the Company; (iii) in connection with equipment leasing arrangements, bank or

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other institutional loans, other debt financing arrangements, acquisitions of product lines or other arrangements or transactions, the principal purpose of which is other than equity, convertible debt, or equity equivalent financing;
(iv) as a stock or unit split, dividend, distribution or a recapitalization or reorganization of the Company; (v) in an Initial Public Offering or otherwise in a transaction of the type described in Section 12.16 of the LLC Agreement; (vi) as direct consideration for the acquisition by the Company or any of its subsidiaries of all or substantially all of the stock, equity or assets of any other entity or the merger of any other entity with or into the Company or any of its subsidiaries; (vii) if the holders of not less than a majority of the then outstanding number of Registrable Securities agree in writing that such Units shall not constitute New Securities; or (viii) upon exercise of warrants or options, or upon the conversion of convertible securities.

         "Preferred Units" means the Company's Preferred Units (as such term is defined in the LLC Agreement).

         The "Pro Rata Share" of an Investor shall equal the proportion that the total number of Common Units then held by such Investor plus the number of Common Units issuable upon conversion of any Preferred Units then held by such Investor bears to the sum of the total number of Common Units then outstanding plus the number of Common Units issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into, directly or indirectly, Common Units. For purposes of this definition, all Warrants shall be deemed exercised and the Class B Common Units issuable upon exercise of such Warrants shall be deemed issued and outstanding.

         "Registrable Securities" means (i) the Common Units issued to the Investors pursuant to the Purchase Agreement, (ii) any Common Units issued or issuable in respect of any of the foregoing upon any stock or unit split, stock or unit dividend or distribution, recapitalization or similar event and (iii) any common stock or other common equity securities issued to the Investors in connection with a transaction described in Section 12.16 of the LLC Agreement; provided, however, that securities shall only be treated as Registrable Securities if and so long as (x) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (y) the registration rights with respect to such securities have not terminated pursuant to Section 2.7. For purposes of this definition, all Warrants shall be deemed exercised and the Class B Common Units issuable upon exercise of such Warrants shall be deemed issued and outstanding.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2.1 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the Selling Expenses).

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         "Rule 144" and "Rule 145" shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

         "Senior Securityholders" shall mean any person or entity which, on the date hereof or at any time hereafter, owns any Class A Common Units, Preferred Units or any New Securities deemed by their terms or by any agreement binding on the Company to be senior in right of registration to the Registrable Securities.

         "Units" means the Company's Units (as such term is defined in the LLC Agreement).

         "Warrants" shall mean the Warrants (as such term is defined in the Equity and Warrant Agreement).

                                    ARTICLE 2
                                  REGISTRATION

         2.1      Company Registration.

                  (a) Notice OF Registration. If at any time or from time to time following the closing of an Initial Public Offering, the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 transaction or a registration in which the only equity security being registered is Common Units issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                           (i)      give to each Holder written notice thereof
in writing at least 20 days prior to filing any registration statement; and

                           (ii)     subject to subsection (b) below, include in
such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after the date of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder's

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participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other equityholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to zero; provided that the Company shall ensure that the number of shares included in such registration shall be allocated as follows: (i) first, to the Company, (ii) second, to the Senior Securityholders, on a pro rata basis based on the total number of shares subject to registration rights held by all such Senior Securityholders, and (5) third, to the Holders and holders of any other Common Units requested to be included in such registration by equityholders entitled to registration rights in connection therewith, on a pro rata basis based upon the number of shares subject to registration rights held by each such Holder or other equityholder. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  (d) Form S-3 Registration. In case the Company shall receive from one or more Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, provided the number of shares requested to be sold would have an aggregate price to the public of at least $1,000,000, then the Company will:

                           (i)      Promptly give written notice of the proposed
registration and the Holder's request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                           (ii)     As soon as practicable, use commercially
reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder's Registrable Securities as are specified in such request together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after written notice from the Company is given under Section 2.1(d)(i) above; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.1(d):

                                    (A)      if Form S-3 is not available for
such offering by the Holders;

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                                    (B)      if the Company shall furnish to the
Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would require the disclosure of material information that the Company has a bona fide business purpose to maintain as confidential or be seriously detrimental to the Company and its equityholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for an aggregate of not more than 90 days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period;

                                    (C)      in any particular jurisdiction in
which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                                    (D)      more than once in any twelve-month
period.

Subject to the foregoing, the Company shall use commercially reasonable efforts to file a Form S-3 registration statement covering Registrable Securities and other securities so requested to be registered pursuant to this Section 2.1(d) as soon as practicable after receipt of the request of the Holders for such registration.

         2.2 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Section 2.1(a) shall be borne by the Company. All Registration Expenses incurred in connection with all registrations pursuant to Section 2.1(d) shall be borne pro rata by the Holders participating in such registrations. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

         2.3 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

                  (a) Prospectus. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (b) Notice. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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                  (c)      Listing. Cause all such Registrable Securities
registered pursuant hereto to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

                  (d) Transfer Agent; CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

                  (e) Blue Sky. Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (f) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (g) Opinion; Comfort Letter. In the event of any underwritten public offering, furnish, at the request of any Holder registering Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters; and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters.

         2.4      Indemnification.

                  (a) Company Indemnification. The Company will indemnify each Holder, each of its officers and directors and partners, any underwriter for such Holder, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided,

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however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with any information furnished to the Company by such Holder or controlling person in writing and expressly stated for use in connection with such registration; and provided, further, that the indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

                  (b) Holder Indemnification. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company's securities being sold under such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with any information furnished to the Company by such Holder in writing and expressly stated for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection 2.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior consent of the Holder (which consent shall not be unreasonably withheld); and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.4(b) in respect of any violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

                  (c) Notice. Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further

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that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Survival. The obligations of the Company and Holders under this Section 2.4 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. The provisions of this Section 2.4 shall survive any termination of this Agreement.

                  (f) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         2.5 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as shall be reasonably required in connection with any registration referred to in this Agreement.

         2.6 Lock-Up Agreement. Each Holder hereby agrees that, in connection with an Initial Public Offering, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter"), such Holder or transferee shall not, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale, but excluding any donees of the Holder who agree to be similarly bound), grant any option to purchase or

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otherwise transfer or dispose of any securities of the Company during the period specified by the Company's Board of Directors at the request of the Managing Underwriter (the "Market Standoff Period"), with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that each officer and director of the Company who owns Common Units and each holder of at least 5% of the then outstanding Common Units also agrees to such restrictions. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         2.7 Termination of Registration Rights. The rights granted pursuant to Section 2.1 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date two years after the effective date of an Initial Public Offering and (ii) the date such Holder is able to immediately sell all Registrable Securities held by such Holder under Rule 144 during any 90-day period.

         2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Units of the Company, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) Use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

                                    ARTICLE 3
                             RIGHT OF PARTICIPATION

         3.1 Right of Participation. Subject to the terms and conditions specified in this Article 3, the Company hereby grants to each Investor a right of first offer to purchase its Pro Rata Share of New securities which the Company may from time to time propose to sell and issue, as follows:

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

                  (a) The Company shall deliver a written notice (the "Notice") to the Investor stating (i) its bona fide intention to issue and sell New Securities, (ii) the number and type of such New Securities and (iii) the price and terms upon which it proposes to issue such New Securities.

                  (b) By written notification received by the Company within 15 days after the giving of the Notice, the Investor may elect to purchase, at the price and on the terms specified in the Notice, up to its respective Pro Rata Share of such New Securities.

                  (c) Beginning 15 days after the date of the Notice, the Company shall have 120 days to sell the New Securities not elected or eligible to be purchased by the Investors, at a price and upon terms no more favorable to the purchasers of such securities than specified in the Notice. In the event that the Company has not sold all of the New Securities within such 120 day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in accordance with this Section 3.1.

         3.2 Termination. Notwithstanding anything to the contrary contained herein, the provisions of this Article 3 will terminate and be of no further force or effect upon the closing of an Initial Public Offering.

                                    ARTICLE 4
                               INFORMATION RIGHTS

         4.1 Financial and Certain Other Information. The Company will provide the following documents to each Investor:

                  (a) Annual Reports. As soon as practicable after the end of each fiscal year, and in any event within 120 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and members' or stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                  (b) Quarterly Reports. As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company.

                  (c) Material Litigation. As soon as practicable but in any event within five days after receiving the applicable service of process, a copy of any lawsuit filed against the Company which alleges damages in excess of $5 million.

                  (d)      Tax and Organizational Documents.

                           (i)      A copy of the Company's Federal Income Tax
Form 1065 for each calendar year as soon as practicable (and in any event within 14 days) after the filing of such Form 1065 with the Internal Revenue Service;

                           (ii)     A copy of any amendment to the Company's
Certificate of Formation or Limited Liability Company Agreement, as soon as practicable (and in any event within 14 days) after the effectiveness of any such amendment; and

                           (iii)    An updated copy of the Company's Members
Schedule (as such term is defined in the LLC Agreement), as soon as practicable (and in any event within 14 days) after any material change thereto.

         4.2 Confidentiality. Each Investor acknowledges and agrees that any information obtained pursuant to this Section 4 which may be considered nonpublic information will be maintained in confidence by such Investor and will not be utilized by such Investor in connection with purchases or sales of the Company's securities except in compliance with applicable state and federal securities laws.

         4.3      Termination. The covenants of the Company set forth in this
Article 4 shall terminate and be of no further force or effect upon the closing of an Initial Public Offering.

                                    ARTICLE 5
                                    COVENANTS

         5.1 Initial Public Offering of the Company. The Company shall not consummate a registered initial public offering of its equity securities without the prior written consent of the Investors; provided, that, notwithstanding the foregoing, in no event shall the consent of the Investors be required for any direct or indirect subsidiary of the Company to consummate a registered public offering of such subsidiary's equity securities. If at any time the Warrants have been exercised in full and there are no issued and outstanding Investor Non-Recourse Promissory Notes, then this Section 5.1 shall terminate.

         5.2 Fair Market Value of any Investor Non-Recourse Promissory Notes. The Company and the Investors hereby agree that, under all circumstances and at all times, including for purposes of the LLC Agreement, any Investor Non-Recourse Promissory Note shall be deemed to have a "Fair Market Value" equal to the then outstanding principal amount on such Investor Non-Recourse Promissory Note, and no party hereto shall take any position to the contrary.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

         6.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, the rights of each Holder under this Agreement shall automatically terminate on the date that such Holder no longer owns any Registrable Securities.

         6.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

         If to the Company to:        WellCare Holdings, LLC
                                      67 East 11th Street, Suite 318
                                      New York, NY 10003
                                      Facsimile No.: (212) 388-1659
                                      Attn: Todd Farha, Chief Executive Officer

         with A copy to:              Brobeck, Phleger & Harrison LLP
                                      2100 Reston Parkway, Suite 203
                                      Reston, VA 20191
                                      Facsimile No.: (703) 621-3001
                                      Attn: Thaddeus Bereday, Esq.

                                               and

                                      Kirkland & Ellis
                                      153 East 53rd Street
                                      New York, NY 10022-4675
                                      Facsimile No.: (212) 446-4900
                                      Attn: W. Brian Raftery, Esq.

         If to the Investors to:      c/o Sandip I. Patel, Esq.
                                      1408 North Westshore Boulevard, Suite 611
                                      Tampa, FL 33607
                                      Facsimile No.: (813) 289-8849

         with a copy to:              Foley & Lardner
                                      100 North Tampa Street, Suite 2700
                                      Tampa, FL 33602-5804
                                      Facsimile No.: (813) 221-4210
                                      Attn: Martin A. Traber, Esq.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 5.2, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 5.2, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 5.2, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 5.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         6.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         6.4 Amendment; Waiver. Additional parties may be added to this Agreement and any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the number of Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section
5.4 shall be binding upon each Investor, Holder of Registrable Securities at the time outstanding, each future holder of such securities, and the Company.

         6.5 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void; provided, however, that the rights of a Holder under this Agreement may be assigned by any Holder in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder (including, without limitation, the Equity and Warrant Agreement and the LLC Agreement), and (c) such other party agrees in writing with the Company to be bound by all of the provisions of this Agreement. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors, heirs and assigns (including any successor entity of the Company).

         6.6 Heading. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         6.7 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this

Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         6.9 Jurisdiction; Venue. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and each party hereby irrevocably accepts and consents to the exclusive personal jurisdiction of those courts for such purpose. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any state or federal court sitting in the city of New York and further irrevocably waives any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

         6.10 Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

         6.11 Interpretation. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

         6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company and each of the Investors have executed this Investor Rights Agreement as of the date first written above.

                                       WELLCARE HOLDINGS, LLC

                                       By /s/ Todd Farha
                                         ---------------------------------------
                                         Todd Farha
                                         President and Chief Executive Officer

                                       /s/ Kiran C. Patel
                                       -----------------------------------------
                                       Kiran C. Patel, M.D.

                                       /s/ Pradip C. Patel
                                       -----------------------------------------
                                       Pradip C. Patel

                                       /s/ Rupesh Shah
                                       -----------------------------------------
                                       Rupesh Shah